EXHIBIT 10.12
-------------




                     CREDIT ENHANCEMENT AGREEMENT



                                 among



                     MASSACHUSETTS PORT AUTHORITY



                                  and



          LOGAN HARBORSIDE ASSOCIATES II LIMITED PARTNERSHIP



                                  and



                    SHAWMUT BANK, N.A., AS TRUSTEE



                       Dated as of June 27, 1991









                              $40,000,000
                     Massachusetts Port Authority
              Special Project Revenue Bonds, Series 1990
        (Harborside Hyatt Conference Center and Hotel Project)







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                                 INDEX



                                                              PAGE
                                                              ----

Section 1.    Definitions . . . . . . . . . . . . . . . . . .    2

     1.1.     Master Lease. . . . . . . . . . . . . . . . . .    2
     1.2.     Obligations . . . . . . . . . . . . . . . . . .    2
     1.3.     Related Agreements. . . . . . . . . . . . . . .    3
     1.4.     Supplemental Mortgage . . . . . . . . . . . . .    3


Section 2.    Agreement to Lend . . . . . . . . . . . . . . .    3

     2.1.     Maximum Amount of Credit. . . . . . . . . . . .    3
     2.2.     Method of Advances. . . . . . . . . . . . . . .    4
     2.3.     Evidence of Indebtedness. . . . . . . . . . . .    4
     2.4.     Reduction of Maximum Amount of Credit . . . . .    4


Section 3.    Borrower Obligations. . . . . . . . . . . . . .    6

     3.1.     Interest; Repayment . . . . . . . . . . . . . .    6
     3.2.     Fees. . . . . . . . . . . . . . . . . . . . . .    7
     3.3.     Expenses; Indemnification . . . . . . . . . . .    8
     3.4.     Obligations Absolute. . . . . . . . . . . . . .    8


Section 4.    Credit Enhancement Account. . . . . . . . . . .    9

     4.1.     Administration and Investment . . . . . . . . .    9
     4.2.     Reductions of Credit Enhancement Account. . . .    9
     4.3.     Uses of Credit Enhancement Account. . . . . . .   10


Section 5.    Conditions. . . . . . . . . . . . . . . . . . .   10

     5.1.     Related Agreements. . . . . . . . . . . . . . .   10
     5.2.     Supplemental Mortgage . . . . . . . . . . . . .   10
     5.3.     Mortgage Documentation. . . . . . . . . . . . .   10
     5.4.     Phase A Option. . . . . . . . . . . . . . . . .   10
     5.5.     Construction Contract . . . . . . . . . . . . .   11
     5.6.     Certain Payments. . . . . . . . . . . . . . . .   11
     5.7.     Developer Costs . . . . . . . . . . . . . . . .   11
     5.8.     Cross Reference . . . . . . . . . . . . . . . .   11
     5.9.     Legal Opinions. . . . . . . . . . . . . . . . .   11


Section 6.    Certain Covenants . . . . . . . . . . . . . . .   11

     6.1.     Hyatt FF&E Funds. . . . . . . . . . . . . . . .   12
     6.2.     Local Tax Payments. . . . . . . . . . . . . . .   12
     6.3.     Recording of Phase A Option . . . . . . . . . .   12
     6.4.     Additional Debt . . . . . . . . . . . . . . . .   13
     6.5.     Supplemental Equity Fund. . . . . . . . . . . .   13






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Section 7.    Administration of Supplemental Mortgage . . . .   13


Section 8.    Maintenance of Supplemental Mortgage. . . . . .   14


Section 9.    Reversion of Phase B and Phase D. . . . . . . .   14


Section 10.   Representations of Borrower . . . . . . . . . .   15

     10.1.    Existence . . . . . . . . . . . . . . . . . . .   15
     10.2.    Valid Obligations . . . . . . . . . . . . . . .   15
     10.3.    Legal Proceedings . . . . . . . . . . . . . . .   15
     10.4.    Compliance with Law; Consents, etc. . . . . . .   15


Section 11.   Events of Default . . . . . . . . . . . . . . .   16


Section 12.   Remedies. . . . . . . . . . . . . . . . . . . .   17


Section 13.   Termination of Agreement. . . . . . . . . . . .   17


Section 14.   Concerning the Trustee. . . . . . . . . . . . .   18


Section 15.   Notices . . . . . . . . . . . . . . . . . . . .   18


Section 16.   Amendments. . . . . . . . . . . . . . . . . . .   18


Section 17.   Extend of Credit Enhancer Covenants;
                No Personal Liability . . . . . . . . . . . .   18


Section 18.   Exculpation of Related Persons of Borrower. . .   18


Section 19.   Limitation of Rights. . . . . . . . . . . . . .   19


Section 20.   Severability. . . . . . . . . . . . . . . . . .   19


Section 21.   Counterparts. . . . . . . . . . . . . . . . . .   19


Section 22.   Governing Law; Sealed Instrument. . . . . . . .   19


Section 23.   Agreements to Constitute Covenants. . . . . . .   19


Section 24.   Captions; Index . . . . . . . . . . . . . . . .   19


Section 25.   Successors. . . . . . . . . . . . . . . . . . .   19


Exhibit 2.3   Form of Borrower Note



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                     CREDIT ENHANCEMENT AGREEMENT

     This CREDIT ENHANCEMENT AGREEMENT (as from time to time in effect, the "Agreement") is entered into as of June 27, 1991 by the Massachusetts Port Authority (the "Credit Enhancer"), a body corporate and politic and a public instrumentality of The Commonwealth of Massachusetts (the "Commonwealth") duly created by Chapter 465 of the Acts of 1956 of the Commonwealth, as heretofore amended and supplemented (the "Enabling Act"), Logan Harborside Associates II Limited Partnership (the "Borrower"), a Massachusetts limited partnership, and Shawmut Bank, N.A., a national banking association, as trustee (the "Trustee") under the Loan and Trust Agreement dated as of December 15, 1990, as amended and restated as of June 27, 1991 (as from time to time in effect, the "1990 Trust Agreement") among the Credit Enhancer, as issuer of the Special Project Bonds defined below, the Borrower and the Trustee.


                               RECITALS

     Pursuant to the 1990 Trust Agreement on December 31, 1990 the Credit Enhancer issued $40,000,000 of its special project revenue bonds (the "Special Project Bonds"), the proceeds of which were to be lent to the Borrower for the purpose of financing costs of constructing, equipping and furnishing a 270-room conference and hotel (the "Project") to be erected on property in the Bird Island Flats section of Boston-Logan International Airport that is leased by the Borrower from the Credit Enhancer. The Special Project Bonds do not and shall not constitute a debt or liability, or a pledge of the faith and credit, of the Credit Enhancer or of the Commonwealth or any political subdivision thereof. The principal of and premium, if any, and interest on the Special Project Bonds are and shall be payable solely from the revenues of the Project and other funds specifically pledged for such purpose and not from any other revenues or properties of the Credit Enhancer.

     Because the Borrower had advised the Credit Enhancer that it had been unable to market the Special Project Bonds but that it expected that it would be able to find investors during the first few months of 1991, the Special Project Bonds were issued with the understanding that the proceeds would be held in escrow for the benefit of the Bondholders while the Borrower and its placement agent pursued efforts to remarket the Special Project Bonds. The escrow is currently scheduled to terminate on June 27, 1991. If the remarketing is not accomplished on or before June 27, 1991 the Special Project Bonds will have to be redeemed.





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     The Borrower had advised the Credit Enhancer that the Special Project
Bonds cannot be remarketed without the support of an increased equity investment or significant credit enhancement and that the Borrower and its equity partners are unable or unwilling to provide such support from their own resources. Consequently, the Borrower has requested that the Credit Enhancer provide credit enhancement for the Special Project Bonds in the form of a commitment to advance up to $10,000,000 if, when and as needed to pay debt service on the Special Project Bonds. In consideration for such support, the Borrower has offered the Credit Enhancer the credit enhancement fees, security and terms of repayment more fully described herein.

     The Credit Enhancer has found and determined that the construction of the Project is necessary and appropriate for the development of the Airport Properties (as defined in the Enabling Act). The Credit Enhancer has further found and determined, on the basis of the advice of its staff and financial advisors, that the proposed credit enhancement is advisable, absent additional equity provided by the Borrower, with respect to the remarketing of the Special Project Bonds. The Credit Enhancer is satisfied that the consideration and security for the proposed credit enhancement are appropriate to the situation.

     In consideration of the mutual agreements and representations contained in this Agreement and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereby agree as follows:

     Section 1. DEFINITIONS. Terms defined in this Agreement are used as defined herein. Terms defined in the 1990 Trust Agreement and not otherwise defined in this Agreement are used as defined in the 1990 Trust Agreement. Unless otherwise indicated, references to Sections are to Sections of this Agreement.

           1.1. MASTER LEASE. As used herein, the term "Master Lease" means the lease dated as of May 1, 1983 between the Credit Enhancer, as ground lessor, and Massachusetts Technology Center Associates, a Massachusetts limited partnership ("MTCA"), as from time to time amended and supplemented, the interest of the tenant under which has been assigned to Logan Harborside Associates I Limited Partnership, a Massachusetts limited partnership ("LHA I").

           1.2. OBLIGATIONS. As used herein, the term "Obligations" shall mean the obligation of the Borrower to repay advances made from the Credit Enhancement Account hereunder, the interest therein, all fees, reimbursement of expenses, indemnifications and other amounts payable by the Borrower under this Agreement or any Related Agreement to or for the benefit of the Credit Enhancer or the Trustee, all





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     reimbursements of expenses, indemnifications and other amounts payable under a Supplemental Mortgage or any other Related Agreement by LHA I or any other grantor of a Supplemental Mortgage, and all reimbursement of expenses, indemnifications and other amounts payable under the Phase A Option or any other Related Agreement by MTCA.

           1.3. RELATED AGREEMENTS. As used herein, the term "Related Agreements" shall mean each of (a) the Borrower Note, (b) the Phase C Second Mortgage, (c) each Supplemental Mortgage, (d) the Equity Escrow Agreement, (e) the Phase A Option and (f) any other agreement or instrument securing the Obligations, each as from time to time in effect.

           1.4.  SUPPLEMENTAL MORTGAGE.  As used herein, the term
"Supplemental Mortgage" shall mean the leasehold mortgage and security agreement on Phase B and Phase D referred to in Section 5.2 hereof and any substitute, successor or replacement mortgage and security agreement securing the Obligations delivered under Section 7 hereof.

     Section 2. AGREEMENT TO LEND. The Credit Enhancer hereby agrees to lend to the Borrower the principal sum at any one time outstanding of up to the Maximum Amount of Credit then in effect solely for the purpose of paying principal of and premium (in the case of the occurrence of a Determination of Taxability) and interest on the Special Project Bonds in the event that the Cash Flow Available for Debt Service of the Project shall not be sufficient therefor and in the event that all of the Construction and Operating Costs Contingency Fund, the Equity Reserve Fund, the Supplemental Equity Fund and the Debt Service Reserve Fund established under the 1990 Trust Agreement shall have been exhausted; and provided that no such loan shall be made on or prior to the Completion Date unless the Project Fund shall have been exhausted. The commitment of the Credit Enhancer under this Section 2 to make such advances shall be irrevocable, shall not be affected by the occurrence or continuation of any event or condition constituting an Event of Default hereunder or under any Related Agreement and shall not be subject to reduction or setoff on account of any obligation owed by the Borrower or any other Person to the Credit Enhancer.

           2.1. MAXIMUM AMOUNT OF CREDIT. As used herein, the "Maximum Amount of Credit" shall mean initially $10,000,000 and thereafter shall mean the amount to which the Maximum Amount of Credit shall have been reduced as provided in Sections 2.4 and 2.5 hereof.

           2.2. METHOD OF ADVANCES. Advances hereunder shall be effected by the Trustee withdrawing the amount to be advanced, not earlier than one Business Day preceding the






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           applicable Payment Date, from the Credit Enhancement Account established under Section 4 hereof and depositing the same to the credit of the Bond Fund established under Section 502 of the 1990 Trust Agreement, all as provided under Section 505B of the 1990 Trust Agreement.

           2.3. EVIDENCE OF INDEBTEDNESS. The outstanding advances hereunder and interest thereon shall be evidenced by a promissory note substantially in the form of Exhibit 2.3 hereto (the "Borrower Note") issued by the Borrower, as payor, in favor of the Credit Enhancer, as payee. The Trustee shall maintain on its books a record of all advances hereunder and of all amounts of interest paid and principal repaid under
Section 3 hereof. As of the last day of each calendar month, commencing July 31, 1991, the Trustee shall furnish to each of the Credit Enhancer and the borrower a statement in writing of the Trustee's calculation of the outstanding principal amount, if any, of advances hereunder and accrued interest thereon (including compounded interest as provided in Section 3.1 hereof). In the absence of demonstrable error, such calculation shall be binding upon all of the parties hereto.

           2.4.  REDUCTION OF MAXIMUM AMOUNT OF CREDIT.  The Maximum
Amount of Credit at no time shall exceed an amount equal to $10,000,000 less the value of payments made and investment earnings realized with respect to the Equity Reserve Fund established under Section 505A of the 1990 Trust Agreement; PROVIDED, HOWEVER, that at no time shall the Maximum Amount of Credit be reduced pursuant to this Section 2.4 to an amount less than the lesser of (a) $4,000,000 and (b) the aggregate principal amount of Special Project Bonds then outstanding. As of the last day of each calendar month, commencing July 31, 1991, the Trustee shall calculate the Maximum Amount of Credit and shall furnish each of the Credit Enhancer and the Borrower a written statement of the same. In the absence of demonstrable error, such calculation shall be binding upon all of the parties hereto. No reduction of the Maximum Amount of Credit effected hereunder shall be reversed, and the Maximum Amount of Credit shall not be increased at any time.

           2.5. ADDITIONAL REDUCTIONS OF MAXIMUM AMOUNT OF CREDIT. In addition to reductions effected pursuant to Section 2.4, the Maximum Amount of Credit also shall be subject to reduction to the extent that the Debt Service Coverage Ratio shall equal or exceed 140% for certain periods, as follows:

                 (a) In the event that the Project shall have achieved a Debt Service Coverage Ratio equal to or in


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           excess of 140% for each of four consecutive calendar years, provided that the last day of such period shall not be earlier than February 28, 2001, then as of the last day of such period, the Maximum Amount of Credit shall be reduced by an amount equal to 25% of the Maximum Amount of Credit as in effect on such date (the "Reduction Amount").

                 (b) In the event that the Project thereafter shall achieve for any subsequent calendar year a Debt Service Coverage Ratio equal to or in excess of 140%, then as of the last day of such year the Maximum Amount of Credit shall be reduced by an amount equal to the lesser of (i) an amount equal to the dollar amount of the reduction previously effected under subsection (a) above and (ii) the entire Maximum Amount of Credit then in effect minus $500,000; provided, however, that in the event that the Debt Service Coverage Ratio for any calendar year following a period or year for which a reduction in the Maximum Amount of Credit was effected pursuant to subsection (a) above or this subsection (b) fails to equal or exceed 1.40 to 1, then no further reduction in the Maximum Amount of Credit shall be made under this Section 2.5 until the Debt Service Coverage Ratio shall have been equal to or greater than 1.40 to 1 for each of four consecutive calendar years; and PROVIDED, FURTHER, that it shall be a condition of any reduction of the Maximum Amount of Credit to $500,000 under this Section 2.5(b) that there shall be on deposit in the Supplemental Equity Fund under the 1990 Trust Agreement an amount of not less than $500,000, and in the event that this condition is not met, such reduction shall be delayed until the next day on which this condition is met.

                 (c) In the event that for any reason the principal balance of the Debt Service Reserve Fund (calculated as provided in Section 506 of the 1990 Trust Agreement) shall be less than the Required Debt Service Reserve Amount on the day that any reduction of the Maximum Amount of Credit under subsection (a) or (b) above is to be effected, then such reduction shall be delayed until the next day on which such principal balance shall equal or exceed the Required Debt Service Reserve Amount.

                 (d) In the event that the principal balance of the Equity Reserve Fund shall be less than the total amount of credit enhancement fees theretofore required to have been deposited therein pursuant to Section 3.2 of this Agreement (without regard to any deferral


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           permitted thereby) or there shall have been any draw from the
Equity Reserve Fund under Section 505A(a) or (b) that shall not have been reimbursed on the day that any reduction of the Maximum Amount of Credit under subsection (a) or (b) above is to be effected, the such reduction shall be delayed until the next day on which such principal balance shall equal or exceed such total amounts and/or such reimbursement shall have been made.

                 (e) No reduction of the Maximum Amount of Credit effected under this Section 2.5 shall be reversed, and the Maximum Amount of Credit shall not be increased at any time.

                 (f) For the purpose of this Section 2.5, the calculation of the Debt Service Coverage Ratio shall be certified by the Borrower to the Trustee based on an audited financial statement for each applicable calendar year and in such detail as may be reasonably required by the Trustee.

     Section 3. BORROWER OBLIGATIONS. In consideration of the Credit Enhancer's commitment to make the advances provided for above, the borrower agrees as follows:

           3.1. INTEREST; REPAYMENT. All advances under Section 2 hereof shall bear interest at the rate of 10% per annum calculated on the basis of a year of 365 days and the number of days elapsed. If unpaid, accrued interest shall be compounded and added to the principal amount due as of the last day of each calendar month. Each advance, together with all interest thereon, shall be paid in full not later than three years following the date of such advance; PROVIDED, HOWEVER, that in the event of acceleration of the maturity of the Special Project Bonds under Section 1102 of the 1990 Trust Agreement, all advances hereunder and interest thereon shall be due and payable in full immediately. Until payment in full of all outstanding advances and interest thereon, all Cash Flow Available for Debt Service for each calendar month (excluding only $12,500 per month accrued for the purpose of paying the credit enhancement fee provided in Section 3.2 hereof) remaining after payment of any amounts then due and payable under Sections 1001A, 1001B, 1001D and 1001E of the 1990 Trust Agreement shall be applied to pay such advances and interest therein not later than five days after receipt from Hyatt Corporation of each payment under Section 4.3 of the Hyatt Management Agreement. All such payments shall be applied first to the accrued interest, then to compounded interest and then to amounts advanced. All payments of accrued






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     interest and compounded interest shall be paid to the Trustee and paid over by the Trustee to the Credit Enhancer. All repayments of amounts advanced shall be paid to the Trustee for deposit into the Credit Enhancement Account established under Section 4 hereof; and amounts so deposited may be reborrowed under Section 2 hereof, subject to the terms and conditions thereof.

           3.2. FEES. The Borrower shall pay a credit enhancement fee equal to $150,000 per annum payable as follows: (a) $300,000 shall be payable at closing, and (b) $75,000 shall be due and payable on each March 1 and September 1, commencing September 1, 1993, until the date on which the Maximum Amount of Credit is reduced to $500,000 pursuant to Section 2.5(b) hereof; provided, however, that to the extent that the Cash Flow Available for Debt Service of the Project shall be insufficient to pay any installment of the fee under clause (b) when due, then payment of such installment may be deferred until the earlier of (i) the date sufficient Cash Flow Available for Debt Service becomes available and (ii) the third anniversary of the date on which such installment originally was due, whereupon payment of such installment shall be made together with interest thereon at the rate of 8% per annum, compounded semi-annually on March 1 and September 1. Such amounts shall be paid into the Equity Reserve Fund established under Section 505A of the 1990 Trust Agreement and invested and administered as therein provided. On the Credit Enhancement Termination Date there shall be paid to the Credit Enhancer an amount equal to the aggregate amount of all Credit Enhancement Fees required to have been paid into the Equity Reserve Fund pursuant to this Section 3.2 (without regard to any deferral permitted by the proviso to clause (b) above) plus interest thereon from the date that each payment was required to have been made (without regard to any deferral permitted by the proviso to clause (b) above) at the rate of the greater of (i) the actual investment earnings realized on such amounts and (ii) 8% per annum, compounded semi-annually on each March 1 and September 1. Such amount shall be paid first from the Equity Reserve Fund and then from other available funds of the Borrower.
It is agreed that the fee provided above shall not be distributed to the Credit Enhancer until the occurrence of the earlier of the date on which the Maximum Amount of Credit is reduced to $500,000 pursuant to Section 2.5(b) hereof or payment in full of the Special Project Bonds, and until such time the right of the Credit Enhancer to receive such fee shall remain subordinate to the rights of the holders of the Special Project Bonds as provided in the 1990 Trust Agreement with respect to the uses of the Equity Reserve Fund. From and after the date on which the Maximum Amount






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     of Credit is reduced to $500,000 pursuant to Section 2.5(b) hereof and until the Credit Enhancement Termination Date, the Borrower shall pay to the Credit Enhancer a fee of $7,500.00 per annum, payable in semiannual installments of $3,750.00 on each March 1 and September 1.

           3.3. EXPENSES; INDEMNIFICATION. The Borrower will bear all out-of-pocket expenses (including the reasonable fees and disbursements of counsel and financial advisors) incurred by the Credit Enhancer and the Trustee in connection with the preparation of this Agreement and the related documents pertaining to the credit enhancement of the Special Project Bonds, the transactions contemplated hereby and thereby and operations (and enforcement of the rights of the Credit Enhancer and the Trustee) hereunder or thereunder; PROVIDED, that the amount to be paid by the Borrower to reimburse the Credit Enhancer for out-of-pocket expenses incurred through the date hereof (including the fees and disbursements of Ropes & Gray as Bond Counsel and as special counsel to the Credit Enhancer in its capacity as issuer of the Special Project Bonds and the fees and disbursements of financial advisors to the Credit Enhancer) shall not exceed $335,000 (including the $85,000 paid in connection with the issuance of the Special Project Bonds on December 31, 1990). In addition, the Borrower shall indemnify and hold harmless the Credit Enhancer and the Trustee, and their respective members, directors, officers, employees and agents, and the liabilities of all such Persons shall be limited, as and to the extent provided in Section 1003 of the 1990 Trust Agreement. The covenants contained in this Section 3.3 shall survive the termination of this Agreement.

           3.4. OBLIGATIONS ABSOLUTE. The obligations of the Borrower under this Section 3 to pay the Obligations shall be absolute, unconditional and irrevocable. The Obligations shall be paid strictly in accordance with the terms of this Agreement under all circumstances whatsoever, including without limitation any error of the Trustee in the application of funds under the 1990 Trust Agreement or in making or failing to make an advance form the Credit Enhancement Account as provided in
Section 505B of the 1990 Trust Agreement.

     Section 4. CREDIT ENHANCEMENT ACCOUNT. Reference is made to the Trust Agreement dated as of August 1, 1978, as from time to time amended and supplemented (as from time to time in effect, the "1978 Trust Agreement"), between the Credit Enhancer and State Street Bank and Trust Company. Pursuant to Section 503 of the 1978 Trust Agreement, the Credit Enhancer has established in the Improvement and Extension Fund created under said Section 503






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an account to be known as the "Credit Enhancement Account" and has funded such account in the amount of $10,000,000. Pursuant to Section 518 of the 1978 Trust Agreement and subject to the terms and conditions of this Agreement and the 1990 Trust Agreement, in order to provide security for its obligation to make the advances committed under Section 2 hereof, the Credit Enhancer hereby transfers, grants, pledges and assigns to the Trustee for the benefit of the Bondholders and the Credit Enhancement Account and the funds and investments credited thereto.

           4.1. ADMINISTRATION AND INVESTMENT. The funds constituting the Credit Enhancement Account shall be deposited in an account of that name held by the Trustee and shall be invested at the direction of the Credit Enhancer, confirmed in writing with notice to the Borrower, in investments which constitute Investment Securities as defined in the 1978 Trust Agreement; PROVIDED, that amounts in the Credit Enhancement Account shall be invested to produce a Yield not higher than the Yield on the Special Project Bonds unless the Trustee is provided with an opinion of Bond Counsel or a ruling of the Internal Revenue Service that investment of such amounts without such restriction will not adversely affect the exclusion from gross income for federal income tax purposes of the interest paid on the Special Project Bonds. All investment earnings realized on the Credit Enhancement Account shall be transferred upon receipt to the Credit Enhancer free of any lien hereunder or under the 1990 Trust Agreement.

           4.2. REDUCTIONS OF CREDIT ENHANCEMENT ACCOUNTS. The principal balance of the Credit Enhancement Account (valued at the lesser of cost and market value) at no time shall exceed the Maximum Amount of Credit. Before the close of business on the Remarketing Date, the Trustee shall transfer to the Credit Enhancer from the Credit Enhancement Account the sum of $300,000, representing an amount equal to the amount required to be deposited on that date by the Borrower into the Equity Reserve Fund. Thereafter, in the event that as of the last day of any calendar month the Maximum Amount of Credit shall exceed the principal balance of the Credit Enhancement Account (valued at the lesser of cost and market value), because of the realization of investment earnings on the Credit Enhancement Account or any reduction of the Maximum Amount of Credit under Section 2.4 or 2.5 hereof, or for any other reason, then on such day or as soon thereafter as feasible the Trustee shall transfer to the Credit Enhancer from the Credit Enhancement Account an amount equal to such excess.

           4.3. USES OF CREDIT ENHANCEMENT ACCOUNT. It is agreed that the Credit Enhancement Account shall not be used to






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     secure additional bonds, should any ever be issued with respect to the Project, or any other indebtedness other than the Special Project Bonds except with the written consent of the Holders of the Special Project Bonds.

     Section 5. CONDITIONS. The obligation of the Credit Enhancer under this Agreement shall be conditioned upon the satisfaction in full on the date hereof of each of the following conditions:

           5.1. RELATED AGREEMENTS. The Borrower shall have executed and delivered the amendment and restatement of the 1990 Trust Agreement, amendments to the Ground Lease and the Master Lease, a second leasehold mortgage and security agreement in favor of the Credit Enhancer on the Project junior only to the Leasehold Mortgage (as from time to time in effect, the "Phase C Second Mortgage") and an equity escrow agreement (as from time to time in effect, the "Equity Escrow Agreement"), each in form and substance satisfactory to the Credit Enhancer.

           5.2. SUPPLEMENTAL MORTGAGE. LHA I shall have executed and delivered a first priority leasehold mortgage and security agreement securing the Obligations in favor of the Credit Enhancer on Phase B and Phase D of the property subject to the Master Lease in form and substance satisfactory to the Credit Enhancer and shall have executed and delivered the Equity Escrow Agreement.

           5.3. MORTGAGE DOCUMENTATION. The Phase C Second Mortgage and the initial Supplemental Mortgage shall have been duly recorded in all offices to perfect the lien thereof, and any necessary consents of third parties relating thereto shall have been attained.

           5.4. PHASE A OPTION. MTCA shall have executed and delivered to the Credit Enhancer an option (the "Phase A Option") to purchase the Option Premises (as defined therein) in form and substance satisfactory to the Credit Enhancer.

           5.5. CONSTRUCTION CONTRACT. The Borrower shall have entered into a guaranteed maximum price construction contract with George B.H. Macomber Company, Incorporated or other general contractor approved by the Credit Enhancer and the Remarketing Agent and shall have obtained and delivered to the Credit Enhancer and the Trustee payment and performance bonds, in form and substance satisfactory to both the Credit Enhancer and the Remarketing Agent, to the extent described under "THE PROJECT -- Construction" in the

     Remarketing Official Statement dated June 27, 1991 relating to the Special Project Bonds.

           5.6. CERTAIN PAYMENTS. The Borrower shall have made the initial payment of $300,000 to the Equity Reserve Fund required under
Section 3.2 hereof, shall have deposited $3,500,036.31 to the credit of the Construction and Operating Costs Contingency Fund and shall have paid or reimbursed the Credit Enhancer for the reasonable fees and expenses of its special counsel and financial advisors accrued through the date hereof (or such earlier date as the Credit Enhancer may agree), subject to the limitation set forth in the proviso to the first sentence of Section 3.3 hereof.

           5.7. DEVELOPER COSTS. The Borrower shall have furnished to the Credit Enhancer, the Remarketing Agent and the Trustee a certificate (the "Equity Costs Certificate") in form and substance satisfactory to the Credit Enhancer and the Remarketing Agent identifying not less than $2,699,963.69 of eligible Project costs and costs of issuance and remarketing incurred and paid by or on behalf of the Borrower prior to the Remarketing Date.

           5.8. CROSS REFERENCE. All conditions set forth in Sections 7 and 8 of the Remarketing Agreement shall have been satisfied.

           5.9. LEGAL OPINIONS. The Credit Enhancer shall have received the favorable legal opinions of special counsel to the Borrower, to LHA I and to MTCA with respect to this Agreement and the Related Agreements referred to in Section 5.1 and 5.2 above, each such opinion to be reasonably satisfactory in form and substance to the Credit Enhancer and its special counsel.

     Section 6. CERTAIN COVENANTS. In addition to its covenants contained in the Ground Lease, the 1990 Trust Agreement and the Related Agreements, the Borrower covenants and agrees as follows:

           6.1. HYATT FF&E FUND. So long as this Agreement remains in effect, no monies in the "Fund for Replacement of and Additions to Furnishings and Equipment" established pursuant to Section 5.4 of the Hyatt Management Agreement shall be paid to the Borrower unless each of the following conditions is met (or, in the case of subsection (b) below, shall be met after giving effect to the simultaneous application of such funds by the Borrower): (a) Hyatt Corporation or any successor manager approved by the Credit Enhancer shall have consented to such payment; (b) the amount on deposit in the Equity Reserve Fund shall equal or exceed the aggregate amount to be paid thereto under Section 3.2 hereof (without regard to any deferral or limitation permitted under Section 3.2 hereof), together with all investment earnings thereon, the amount on deposit in the Debt Reserve Fund shall equal or exceed the Required Debt Service Reserve Amount and no advances or interest thereon shall be outstanding and unpaid under the Credit Enhancement Agreement; (c) at least five years shall have passed since the Completion Date; and (d) no Event of Default hereunder shall have occurred and be continuing. In the event that the Hyatt Management Agreement shall be terminated at a time when any of the foregoing conditions shall not have been met, all moneys in such fund shall be delivered to a successor manager approved by the Credit Enhancer or shall be delivered to the Trustee to be held in escrow for use in connection with the operation of the Project in a manner reasonably satisfactory to the Credit Enhancer.

           6.2. LOCAL TAX PAYMENTS. So long as this Agreement remains in effect, the borrower shall not make any payments of real estate taxes or other ad valorem taxes or payments in lieu thereof to the City of Boston, except as required under the statutes of the Commonwealth or ordinances of the City of Boston duly adopted in accordance with such statutes.

           6.3. RECORDING OF PHASE A OPTION. Unless its recording is prohibited under the Travelers' Mortgage (as defined in the Phase A Option(, the Phase A Option shall be recorded in priority to all encumbrances on the Option Premises excepting only the Travelers' Mortgage (and/or any other Priority Mortgage, as defined in the Ground Lease (Phase
A) for Bird Island Flats Development dated as of May 26, 1983, as amended).

The Borrower shall use best efforts to obtain permission for the Phase A Option to be recorded. In the event that such permission is not obtained, then, so long as such condition persists, (a) the initial Supplemental Mortgage on the leasehold on Phases B and D shall remain in effect and the Borrower shall not be entitled to release of the initial Supplemental Mortgage as provided in Section 7, and (b) if the Borrower, LHA I or any affiliate of the Borrower or LHA I shall grant and/or suffer liens or other encumbrances on the Option Premises which secure indebtedness for borrowed money other than a Priority Mortgage (defined as provided above) or, unless the Travelers' Mortgage has been or is in the process of being foreclosed, suffers to exist any lien or other encumbrance on the Option Premises which secures an obligation or indebtedness not for borrowed money and which would interfere with the maintenance or exercise of the rights of the Credit Enhancer under the Phase A Option (other than such a lien or encumbrance which the Borrower is contesting with due diligence by appropriate legal proceedings and execution of which has not been attempted or has been stayed), then the leasehold interest of LHA I in Phases B and D immediately shall terminate, as more fully provided in the Master Lease as amended as of the date hereof, and all right, title and interest in and to Phases B and D automatically shall revert to the Credit Enhancer without further compensation or consideration of any kind to the Borrower, LHA I or any other Person and with no reduction in any amount then or thereafter owing to the Credit Enhancer under Section 3 of this Agreement.

           6.4. ADDITIONAL DEBT. Without the prior written consent of the Credit Enhancer, which may be given or withheld at the discretion of the Credit Enhancer, the Borrower shall not issue "Parity Indebtedness" as defined in the Leasehold Mortgage.

           6.5. SUPPLEMENTAL EQUITY FUND. On each date on which the Borrower shall have achieved a Debt Service Coverage Ratio for a period sufficient to support a reduction of the Maximum Amount of Credit under
Section 2.5, the Borrower shall pay to the Trustee for deposit into the Supplemental Equity Fund the amount of $125,000. In the event that the requirements for reducing the Maximum Amount of Credit to $500,000 under
Section 2.5(b) shall have been met except for the condition that $500,000 be on deposit in the Supplemental Equity Fund, then no distribution of moneys in the Revenue Fund shall be made to the Borrower until such condition shall have been satisfied.

     Section 7. ADMINISTRATION OF SUPPLEMENTAL MORTGAGE. At its option exercisable on any date on or before December 26, 1995 on which there shall exist no Event of Default under this Agreement and no event or condition which, with the passage of time or the giving of notice or both, would constitute an Event of Default, and subject to Section 6.3 hereof, the Borrower may deliver to the Credit Enhancer as security for the Obligations in substitution for the initial Supplemental Mortgage (a) a mortgage and security interest on the Option Premises junior only to the Travelers' Mortgage or other Priority Mortgage (defined as provided in Section 6.3) or
(b) other collateral satisfactory to the Credit Enhancer in its sole judgment, but only so long as such other collateral shall have a current appraised value (net of any prior secured debt) of not less than $5,000,000. The documentation for such junior interest or other substitute collateral shall be substantially in the form of the Phase C Second Mortgage with such modifications as the Credit Enhancer may approve, and shall be delivered together with the favorable opinion of the Borrower's special counsel and other documentation reasonably satisfactory to the Credit Enhancer and its special counsel (including in the case of real property collateral, title insurance in an amount note to exceed the lesser of $5,000,000 and the Maximum Amount of Credit then in effect). Upon the delivery of a substitute Supplemental Mortgage under this Section 7, the initial Supplemental Mortgage shall be released and discharged.

     Section 8. MAINTENANCE OF SUPPLEMENTAL MORTGAGE. In the event that the Credit Enhancer shall have been provided a substitute Supplemental Mortgage as provided in Section 7, then in the event that such security shall be terminated for any reason, including without limitation the sale of or foreclosure upon the underlying property to or by any Person (including without limitation the Credit Enhancer), the Borrower shall within 30 days following such event deliver or cause to be delivered to the Credit Enhancer (i) replacement or substitute collateral meeting the requirements of clause (b) and the second sentence of Section 7, or, if such delivery shall occur before December 27, 1995, (ii) a leasehold mortgage on Phase B and Phase D in the form of the initial Supplemental Mortgage delivered pursuant to Section 5.2 hereof and subject to no other encumbrance.

     Section 9. REVERSION OF PHASE B AND PHASE D. In the event that on December 27, 1995 either or both of the Phase B or Phase D leasehold shall be subject to a Supplemental Mortgage (whether pursuant to the initial Supplemental Mortgage or a substitute Supplemental Mortgage delivered under
Section 8), then on December 27, 1995 the leasehold interest of LHA I in Phase B and/or Phase D, as the case may be, shall terminate, as more fully provided in the Master Lease as amended as of the date hereof, and all right, title and interest in and to such property automatically shall revert to the Credit Enhancer without further compensation or consideration of any kind to the Borrower, LHA I or any other Person and with no reduction in any amount then or thereafter owing to the Credit Enhancer or the Trustee under Section 3 of this Agreement. The occurrence of such reversion shall not constitute an Event of Default under this Agreement or any Related Agreement and shall not give rise to any obligation on the part of the Borrower to provide substitute collateral.

     Section 10. REPRESENTATIONS OF BORROWER. The Borrower hereby represents and warrants to the Credit Enhancer as follows:

           10.1. EXISTENCE. It is a limited partnership validly existing under the laws of the Commonwealth and has full power and authority to execute, deliver and perform its obligations under this Agreement and the Related Agreements to which the Borrower is a party.

     10.2. VALID OBLIGATIONS. It has taken all necessary action and has complied with all provisions of federal, state and local law, required to make this Agreement and the Related Agreements to which the Borrower is a party the valid obligations of the Borrower which they purport to be; and, when executed and delivered by the general partner of the Borrower, this Agreement and such Related Agreements will constitute valid and binding agreements of the Borrower and be enforceable in accordance with their respective terms, except as enforceability may be subject to the exercise of judicial discretion in accordance with general equitable principles and to applicable bankruptcy, insolvency, reorganization, moratorium and other laws for the relief of debtors heretofore or hereafter enacted to the extent that the same may be constitutionally applied.

     10.3. LEGAL PROCEEDINGS. There is no action, suit, proceedings or investigation at law or in equity before or by any court or public board or body pending or, to the knowledge of the Borrower, threatened against it, wherein an unfavorable decision, ruling or finding would in any material respect adversely affect the business, assets or condition (financial or otherwise) of the Borrower or the transactions contemplated by this Agreement and the Related Agreements, or which in any way would adversely affect the validity of this Agreement or any of the Related Agreements.

     10.4. COMPLIANCE WITH LAW; CONSENTS, ETC. The Borrower is not in violation in any material respect of any term or provision of any mortgage, lease, agreement or other instrument which is material to its business or assets, or of any judgment, decree, governmental order, statute, rule or regulation by which it is bound or to which it or any of its assets is subject. The execution and delivery by the Borrower of this Agreement and the Related Agreements to which the Borrower is a party will not violate or constitute a default of any term or provision of any mortgage, lease, agreement or other instrument, or of any judgment, decree, governmental order, statute, rule or regulation by which the Borrower is bound or to which any of its assets is subject. No approval by, authorization of, or filing with any federal, state, or municipal or other governmental commission, board or other governmental authority is necessary in connection with the execution and delivery by the Borrower of this Agreement or of any of such Related Agreements that are required to be executed and delivered on the Remarketing Date.

     Section 11. EVENTS OF DEFAULT. Each of the following shall constitute an "Event of Default" for the purposes of this Agreement:

           (a) There shall occur any Event of Default within the meaning of Section 1101 of the 1990 Trust Agreement; PROVIDED, HOWEVER, that for the purpose of this Agreement any event or condition described in said
Section 1101 as being an "Event of Default" thereunder only on or after the occurrence of the Credit Enhancement Termination Date shall constitute an Event of Default hereunder regardless of whether the Credit Enhancement Termination Date shall have occurred.

           (b) There shall occur any event or condition which entitles the Ground Lessor to terminate the Ground Lease as provided in Section 11.2 of the Ground Lease.

           (c)   The Borrower shall fail to make any payment required by
Section 3.1 of this Agreement or, subject to the proviso thereto, any payment required by Section 3.2 of this Agreement.

           (d) The Borrower shall fail to observe or perform any other covenant, condition or agreement on its part to be performed under this Agreement, which failure shall have continued for a period of 30 days after written notice thereof shall have been given to the Borrower by the Credit Enhancer or any other Person.

           (e) The Borrower, LHA I, MTCA or any other grantor of a Supplemental Mortgage shall fail to observe or perform any covenant, condition or agreement on its part to be performed under any Related Agreement then in effect, which failure shall have continued for the period of grace, if any, provided under such Related Agreement.

           (f) At any time the aggregate principal amount of advances made under Section 2 hereof and not repaid shall equal or exceed
$4,000,000.

     Section 12. REMEDIES. Upon the occurrence of any Event of Default hereunder, the Credit Enhancer may do any one or more of the following:

           (a) By written notice to the Borrower declare any and all advances outstanding under Section 2 hereof to be accelerated, whereupon such amounts shall be due and payable forthwith.

           (b) By written notice too the Borrower require the Borrower to deliver to the Credit Enhancer cash collateral equal to the unused Maximum Amount of Credit, if any.

           (c) Exercise any remedies available under any Related Agreement, including without limitation the remedy of ousting the Borrower under the Phase C Second Mortgage.

           (d) Exercise any other remedy available under any other document delivered in connection herewith or in equity or at law.

No failure on the part of the Credit Enhancer to exercise, and no delay in exercising, any right or remedy hereunder or under any Related Agreement or other instrument shall operate as a waiver hereof or thereof. Nor shall any single or partial exercise of any right or remedy hereunder or thereunder preclude any other exercise thereof or the exercise of any other right or remedy. The remedies provided in this Agreement and in the Related Agreements are cumulative and not exclusive of any remedies provided at equity or at law.

     Section 13. TERMINATION OF AGREEMENT. On the Credit Enhancement Termination Date the obligation of the Credit Enhancer to make advances hereunder shall terminate. Thereupon,

           (a) the pledge of the Credit Enhancement Account shall terminate and be discharged and all amounts therein shall be delivered by the Trustee to the Credit Enhancer free of the lien of this Agreement;

           (b) all amounts then owing under Section 3 hereof shall be paid, including without limitation all advances and interest thereon and all credit enhancement fees and interest thereon; and

           (c) after payment of such amounts and of all outstanding Obligations, this Agreement and each Related Agreement shall terminate (except to the extent expressly provided to the contrary in Section 3.3) and any security for the Obligations then in effect shall be released and discharged.

     Section 14. CONCERNING THE TRUSTEE. The Trustee accepts the trusts imposed upon it by this Agreement and agrees to perform the same, but only upon the terms and conditions set forth in Article 12 of the 1990 Trust Agreement, which is expressly incorporated herein by reference.

     Section 15. NOTICES. All notices, certificates or other communications hereunder shall be sufficiently given and shall be deemed to be delivered if in writing or in the form of a telex addressed to the appropriate Notice Address and if either (a) actually delivered at said address (evidenced in the case of a telex by receipt of the correct answer back) or (b) in the case of a letter, three Business Days shall have elapsed after the same shall have been deposited in the United States mails, first-class postage prepaid and registered or certified. A copy of each notice, certificate or other communication given by any party hereto shall also be given to each other party hereto in the manner provided for in this Section 15.

     Section 16. AMENDMENTS. No amendment or waiver of any provision of this Agreement shall be effective unless in writing and signed by the parties hereto; PROVIDED, that consent and signature by the Trustee shall not be required for any amendment or waiver of the terms of any provision hereof other than the provisions of Sections 2, 4 and 14, of the last sentence of Section 3.2 hereof and of this Section 16.

     Section 17. EXTENT OF CREDIT ENHANCER COVENANTS; NO PERSONAL LIABILITY. No covenant, stipulation, obligation or agreement of the Credit Enhancer contained in this Agreement or any Related Agreement shall be deemed to be a covenant, stipulation, obligation or agreement of any present or future member, director, officer, employee or agent of the Credit Enhancer in his or her individual capacity; and no such person shall be liable personally hereunder or thereunder or be subject to any personal liability by reason or execution, delivery, performance or non-performance hereof or thereof.

     Section 18. EXCULPATION OF RELATED PERSONS OF BORROWER. No partner of the Borrower, other than LHA-II, Inc. as sole general partner of the Borrower, and no officer, employee or agent of the Borrower and no stockholder, director, officer, employee or agent of any partner of the Borrower, including for this purpose any stockholder, director, officer, employee or agent of LHA-II, Inc., is personally liable for the Borrower's obligations hereunder or under any Related Agreement.

     Section 19. LIMITATION OF RIGHTS. With the exception of rights herein expressly conferred, nothing expressed or implied in or inferred from this Agreement or any Related Agreement shall give to any Person other than the parties hereto any right or remedy with respect to this Agreement.

This Agreement and all of the covenants, conditions and provisions hereof are for the sole and exclusive benefit of the parties hereto as herein provided.

     Section 20. SEVERABILITY. In the event that any provision of this Agreement shall be held to be invalid in any circumstance, such invalidity shall not affect any other provision or circumstance.

     Section 21. COUNTERPARTS. This Agreement may be executed in several counterparts, each of which shall be an original and all of which shall constitute but one and the same agreement.

     Section 22. GOVERNING LAW; SEALED INSTRUMENT. The validity and interpretation of this Agreement shall be governed by the laws of the Commonwealth. It is intended that this Agreement shall have the effect of a sealed instrument.

     Section 23. AGREEMENTS TO CONSTITUTE COVENANTS. Words of agreement and promises shall also constitute covenants.

     Section 24. CAPTIONS; INDEX. The captions, headings and index in this Agreement are for convenience only and in no way define or describe the scope or content of any provision of this Agreement.

     Section 25. SUCCESSORS. This Agreement is a continuing obligation and shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, including without limitation any successor Trustee under the 1990 Trust Agreement.

     IN WITNESS WHEREOF, each of the Borrower, the Credit Enhancer and the Trustee has caused this Agreement to be executed and delivered as a sealed instrument in its name and behalf by its authorized officer, all as of the date appearing on page 1.



     [ SEAL ]               MASSACHUSETTS PORT AUTHORITY

                            By:   /S/ GEORGE A. O'BRIEN
                                  ------------------------------
                                  Its:  Secretary-Treasurer


                            LOGAN HARBORSIDE ASSOCIATES II
                              LIMITED PARTNERSHIP

                            By:   LHA-II, Inc.
                                  Its General Partner


                            By:   /s/ ANTHONY PANGARO
                                  ----------------------------
                                  Anthony Pangaro
                                  Its President


                            SHAWMUT BANK N.A., AS TRUSTEE

                            By:   /S/ LEE MAC DONALD
                                  ----------------------------
                                  Authorized Officer

                                                       EXHIBIT 2.3
                                                       -----------


                    LOGAN HARBORSIDE ASSOCIATES II
                       LIMITED PARTNERSHIP NOTE



$10,000,000                                   [ Remarketing Date ]


     FOR VALUE RECEIVED, the undersigned Logan Harborside Associates II Limited Partnership, a Massachusetts limited partnership, (the "Borrower"), promises to pay to the Massachusetts Port Authority (the "Authority"), or its order, the sum of TEN MILLION DOLLARS ($10,000,000) or, if less, the aggregate unpaid principal amount of advances made by the Authority pursuant to the Credit Enhancement Agreement referred to below and promises to pay interest at a rate of 10% per annum, computed on the basis of a 365-day year and the number of days elapsed, on the principal amount of such advances from time to time unpaid (including without limitation compounded interest as provided in said Credit Enhancement Agreement) and on overdue principal thereof and, to the extent not prohibited by applicable law, an overdue installments of interest. The Borrower will pay such principal and interest when and as provided in said Credit Enhancement Agreement.

     All payments hereunder shall be made to Shawmut Bank, N.A., as Trustee (the "Trustee"), at One Federal Street, Boston, Massachusetts 02110, Attention: Corporate Trust Department, or to such other address as the Authority or the Trustee shall have notified the Borrower in the manner provided in the notice provision of the Credit Enhancement Agreement.

     All advances made by the Authority pursuant to the Credit Enhancement Agreement referred to below and all amounts of principal repaid and interest paid shall be recorded on the books of the Trustee.

     This Note evidences borrowerings under and is entitled to the security of, and is subject to the provisions of, a Credit Enhancement Agreement dated as of June 27, 1991, as from time to time in effect (the "Credit Enhancement Agreement"), among the Borrower, the Authority and the Trustee.

     In case an Event of Default (as defined in the Credit Enhancement Agreement) shall occur, the entire principal of this Note may become or be declared due and payable in the manner and with the effect provided in the Credit Enhancement Agreement.

     No partner of the Borrower, other than LHA-II, Inc. as sole general partner of the Borrower, and no officer, employee or





















                                 2.3-1
agent of the Borrower and no stockholder, director, officer, employee or agent of any partner of the Borrower, including for this purpose any stockholder, director, officer, employee or agent of LHA-II, Inc., is personally liable for the Borrower's obligations under this Note.

     This Note shall be governed by and construed in accordance with the laws (other than the conflict of laws rules) of The Commonwealth of Massachusetts.

     The parties hereto, including the undersigned maker and all guarantors and endorsers, hereby waive presentment, demand, notice, protest and all other demands and notices in connection with the delivery, acceptance, performance and enforcement of this Note, except as specifically otherwise provided in the Credit Enhancement Agreement, and assent to extensions of time of payment, or forbearance or other indulgence without notice.

     IN WITNESS WHEREOF, the Borrower has caused this Note to be executed under its corporate seal by the duly authorized officer of its general partner as of the date first above written.

                            LOGAN HARBORSIDE ASSOCIATES II
                            LIMITED PARTNERSHIP


                            By:   LHA II, Inc.,
                                  its General Partner



                            By:
                                  ------------------------------
                                  Its President



[ Seal ]

































                                 2.3-2